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                                                                       EXHIBIT 5
[DUPONT LOGO]

LEGAL
WILMINGTON, DELAWARE 19898

                                                                     May 6, 2005

E. I. du Pont de Nemours and Company
1007 Market Street
Wilmington, Delaware 19898

     In furnishing this opinion, I or a member of my staff have examined and relied upon copies of the Restated Certificate of Incorporation and Bylaws of the Company, as amended to date, the Indenture, corporate records of the Company, including minute books of the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as we have deemed necessary or appropriate to form a basis for the opinions hereinafter expressed.

     In connection with this opinion, I have assumed the genuineness of all signatures on all documents examined by me and the authenticity of all documents submitted to me as originals and the conformity to the originals of all documents submitted to me as copies.

     With reference to the Registration Statement on Form S-3 being filed by you with the Securities and Exchange Commission, registering $3,000,000,000 aggregate principal amount of Debt Securities of E. I. du Pont de Nemours and Company (the "Company") for issuance from time to time pursuant to Rule 415 of the Securities Act of 1933, as amended, based on the foregoing and subject to the assumptions, limitations and qualifications set forth herein, I am of the opinion that:

     (1) the Company is duly organized, validly existing and in good standing under the laws of the State of Delaware, and

     (2) the Debt Securities, as defined in the Indenture, have been duly authorized by the Company and, when authenticated by the Trustee and delivered in accordance with the terms of the Indenture, will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     The opinions set forth above are limited to the laws of the states of Delaware and New York and the United States of America.

     I hereby consent to use of this opinion as an exhibit in the above-mentioned Registration Statement.

                                          Very truly yours,

                                          /s/      STACEY J. MOBLEY
                                          --------------------------------------
                                              Stacey J. Mobley, Senior Vice
                                                        President,
                                             Chief Administrative Officer and
                                                     General Counsel